44 cts corporation

EXHIBIT (23)(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117826, 333-88448, and 333-72146) and the Registration Statement on Form S-8 (No. 333-116287) of CTS Corporation of our report dated March 3, 2005, with respect to the consolidated financial statements of CTS Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 14, 2007